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                                                                     EXHIBIT 5.1

                                                September 26, 2003

Business Objects S.A.
157-159 rue Anatole France
92300 Levallois-Perret
France

                           Re:  Business Objects S.A.
                                Registration Statement on Form S-8

Ladies and Gentlemen,

                  This opinion is being furnished to you in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of up to 45,000 shares of Business Objects S.A. (the "Company") nominal value 0.10 euro each (the "Shares") issuable in connection with the exercise of the Warrants (as defined below).

                  Members of this firm are registered as avocats a la Cour d'appel de Paris, and we do not express any opinion herein as to the laws of any other jurisdiction (or as to the effect of the laws of any such other jurisdiction on the opinion herein stated) other than the laws of the French Republic to the extent specifically referred to herein.

                  In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

(i) the registration statement on Form S-8 of the Company (the "Registration Statement") with respect to the registration of the Shares under the Securities Act, as filed with the U.S. Securities and Exchange Commission (the "Commission");

(ii) the fourteenth, fifteenth and sixteenth resolutions of the extraordinary general meeting of the shareholders of the Company, dated as of May 15, 2003, authorizing the board of directors to issue bons de souscription d'actions or warrants (the "Warrants") to Messrs. Gerald Held, Jean-Francois Heitz and David Peterschmidt, respectively (the "Beneficiaries");

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(iii)    the report of a special independent appraiser, dated April 29, 2003, related to the issuance of the Warrants to the Beneficiaries (rapport du Commissaire aux avantages particuliers);

(iv) the report of the statutory auditors of the Company, dated April 17, 2003, related to the issuance of securities without preferential subscription rights (rapport des Commissaires aux comptes sur l'emission d'autres valeurs mobilieres avec suppression du droit preferentiel de souscription);

(v) the seventh resolution of the meeting of the board of directors of the Company, dated as of July 22, 2003, deciding to issue the Warrants to each of the Beneficiaries;

(vi) the special report of the board of directors of the Company, dated as of July 22, 2003, related to the terms and conditions of the issuance of the Warrants to the Beneficiaries;

(vii) the registration certificates (attestations d'inscription en compte) issued by BNP Paribas, dated as of September 19, 2003, evidencing the issuance of the Warrants to each of the Beneficiaries; and

(viii) the by-laws (statuts) of the Company, certified to be true and correct as of the date hereof (the "By-laws").

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and documents of the Company and other persons, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of shareholder and board resolutions, we have assumed that those resolutions were taken in compliance with the mandatory procedural rules of Chapter II (dispositions imperatives du Livre II) of the French Code de commerce. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials.

                  Based upon and subject to the foregoing, we are of the opinion that any Shares to be issued pursuant to the exercise of the Warrants have been duly authorized and, provided that such Shares are issued and paid for in accordance with the provisions of the fourteenth, fifteenth and sixteenth resolutions of the extraordinary general meeting of the shareholders of the Company held on May 15, 2003, the seventh resolution of the meeting of the board of directors of the Company held on July 22, 2003, the By-laws and the then applicable law, will be validly issued and fully paid.

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                  We hereby consent to the filing of this opinion with the
Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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